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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   HPSC, Inc.
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             (Exact name of registrant as specified in its charter)

               Delaware                                  04-256004
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     60 State Street, Boston, MA                           02109
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(Address of principal executive offices)                 (Zip Code)

(Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class                  Name of each exchange on which
       to be so registered                  each class is to be registered

Common Stock, $.01 par value          American Stock Exchange
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Preferred Stock Purchase Rights       American Stock Exchange
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
01-11618 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the Registrant's Common Stock, par value $0.01, set forth under the caption "Description of Capital Stock" beginning on page 26 of the prospectus included as part of the Registrant's Registration Statement on form S-1 (File No. 2-83334), as amended, is hereby incorporated herein by reference.

A description of the Company's Preferred Stock Purchase Rights, set forth in the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange commission on August 9, 1993, as amended.


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ITEM 2. EXHIBITS.

        3.1 The Registrant's Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

        3.2 Certificate of Amendment to Restated Certificate of Incorporation filed in Delaware on September 14, 1987 (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

        3.3 Certificate of Amendment to Restated Certificate of Incorporation filed in Delaware on May 22, 1995 (incorporated by reference to Exhibit 3.3 to HPSC's Annual Report on Form 10-K) for the year ended December 31, 1995).

        3.4 The Registrant's Amended and Restated By-laws (Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

        4.1 The Registrant's Registration Statement as Form S-1 (File No. 2-83334) as amended, as filed with the Commission on April 27, 1983.

        4.2 Amended and Restated Rights Agreement dated September 16, 1999, between the Registrant and BankBoston, N.A. (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on November, 5, 1999).


                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

        (Registrant)

Dated: 01/21/2000
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By: /s/ John W. Everets
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    John W. Everets
    Chairman of the Board and Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit Number                            Exhibit
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3.1               The Registrant's Amended and Restated Certificate of
                  Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

3.2 Certificate of Amendment to Restated Certificate of Incorporation filed in Delaware on September 14, 1987 (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                  1995).

3.3 Certificate of Amendment to Restated Certificate of Incorporation filed in Delaware on May 22, 1995 (incorporated by reference to Exhibit 3.3 to HPSC's Annual Report on Form 10-K) for the year ended December 31, 1995).

3.4 The Registrant's Amended and Restated By-laws (Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

4.1               The Registrant's Registration Statement as Form S-1 (File No.
                  2-83334) as amended, as filed with the Commission on April 27, 1983 (Incorporated by reference).

4.2 Amended and Restated Rights Agreement dated September 16, 1999, between the Registrant and BankBoston, N.A. (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on November, 5, 1999).